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                                                                   Exhibit 10(g)

as of May 12, 1997

CIC Systems, Inc.
165 University Avenue
Westwood, MA 02090


         Re:  Third Amendment to Financing Agreements ("Third Amendment")
              -----------------------------------------------------------


Gentlemen:

     Reference is made to the Amended and Restated Loan and Security Agreement dated July 1, 1995, between you and the undersigned as amended (the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

     Borrower has requested that Lender agree to modify the financial covenants in the Loan Agreement and the Lender has agreed to do so, subject to the terms and conditions of this Amendment. Subject to the terms and conditions hereof, the Lender agrees with the Borrower as follows:

     (1) Section 1.37 of the Loan Agreement is amended by deleting the Section in its entirety and by substituting the following in lieu thereof:

          "1.37 Working Capital" shall mean as to any Person, at any time, in accordance with GAAP, on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all current assets of such Person and its subsidiaries (as determined in accordance with GAAP), calculating the book value of inventory for this purpose on a first-in-first-out basis, and (b) all current liabilities of such Person and its subsidiaries (as determined in accordance with GAAP) including, without limitation, as to Borrower, all Revolving Loans outstanding under this Agreement but excluding the Term Loan outstanding under this Agreement.

     (2) Section 2.2(d) of the Loan Agreement is amended by deleting the numeral "10,000,000" in the third line thereof and by substituting the numeral "15,000,000" in lieu thereof.

     (3) Section 9.13 of the Loan Agreement is amended by deleting the Section in its entirety and by substituting the following in lieu thereof:

          "9.13 WORKING CAPITAL. The Borrower shall, at all times from and after January 1, 1997, maintain Working Capital of not less than $16,000,000.

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CIC Systems, Inc.
as of May 12, 1997
Page 2



     (4) Section 9.14 of the Loan Agreement is amended by deleting the Section in its entirety and by substituting the following in lieu thereof:

          "9.14 ADJUSTED NET WORTH. Borrower shall, at all times from and after January 1, 1997, maintain Adjusted Net Worth of not less than $4,000,000."

     (5) Section 5.10 of the Security Agreement dated July 1, 1995 between the Parent and the Lender is amended by adding a Subsection (d) to the end thereof.

          "and (d) guarantees of indebtedness and obligations of the Borrower that the Borrower is permitted to incur under the Loan Agreement"

     (6) Borrower hereby agrees to pay Lender an amendment fee of $50,000 which shall be fully earned and due and payable on the date hereof.

     (7) In connection with the execution and delivery of this Third Amendment the Borrower and Guarantor shall furnish to the Lender upon Lender's request certified copies of all requisite corporate action and proceedings of the Borrower and Guarantor in connection with this Third Amendment and a legal opinion of Borrower's and Guarantor's counsel as to the due authorization of this Third Amendment and the enforceability hereof.

     (8) Borrower confirms and agrees that (a) all representations and warranties contained in the Loan Agreement and in the other Financing Agreements are on the date hereof true and correct in all material respects (except for changes that have occurred as permitted by the covenants in Section 9 of the Loan Agreement or as permitted under this Third Amendment), and (b) it is unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including attorneys' fees and expenses) under the Financing Agreements, and that Borrower has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of all Obligations.

     (9) Guarantor, for value received, hereby assents to the Borrower's execution and delivery of this Third Amendment, and to the performance by the Borrower of its agreements and obligations hereunder. This Third Amendment and the performance or consummation of any transaction or matter contemplated under this Amendment, shall not limit, restrict, extinguish or otherwise impair the Guarantor's liability to Lender with respect to the payment and other performance obligations of the Guarantor pursuant to the Guarantee, dated July 1, 1995 executed for the benefit of Lender. Guarantor acknowledges that it is unconditionally liable to Lender for the full and complete payment of all Obligations including, without limitation, all charges, fees, expenses and costs (including attorney's fees and expenses) under the Financing Agreements and that Guarantor has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of any and all Obligations.

     (10) Borrower hereby agrees to pay to Lender all reasonable attorney's fees and costs which have been incurred or may in the future be incurred by Lender in connection with the



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CIC Systems, Inc.
as of May 12, 1997
Page 3

negotiation and preparation of this Third Amendment and any other documents and agreements prepared in connection with this Third Amendment. The Borrower confirms that the Financing Agreements remain in full force and effect without amendment or modification of any kind, except for the amendments explicitly set forth herein. The Borrower further confirms that after giving effect to this Third Amendment, no Event of Default or events which with notice or the passage of time or both would constitute an Event of Default have occurred and are continuing. The execution and delivery of this Third Amendment by Lender shall not be construed as a waiver by Lender of any Event of Default under the Financing Agreements. This Third Amendment shall be deemed to be a Financing Agreement and, together with the other Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.

     If you accept and agree to the foregoing please sign and return the enclosed copy of this letter. Thank you.

                                          Very truly yours,

                                          CONGRESS FINANCIAL CORPORATION
                                          (NEW ENGLAND)

                                          By: /s/ John L. Palermo
                                              ----------------------------------
                                              Name: John L. Palermo
                                              Title: Assistant Vice President


                                          AGREED:

                                          CIC SYSTEMS, INC.

                                          By: /s/ Edward A. Meltzer
                                              ----------------------------------
                                              Edward A. Meltzer
                                              Chief Financial Officer



                                          COMPUTER INTEGRATION CORP.

                                          By: /s/ Edward A. Meltzer
                                              ----------------------------------
                                              Edward A. Meltzer
                                              Chief Financial Officer